Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-28485


                         IDM ENVIRONMENTAL CORP.

                SUPPLEMENT NO. 1 DATED JANUARY 23, 1997
                  TO PROSPECTUS DATED JANUARY 9, 1998


     As a result of the transfer of certain $3.00 Warrants by a Selling Stockholder, the Selling Stockholders table of the Prospectus, dated January 9, 1998, of IDM Environmental Corp. is hereby modified to add as a Selling Stockholder the following:

                       Shares of                            Shares of
                       Common Stock      Shares of          Common Stock
                       Beneficially      Common Stock       Owned After
     Name              Owned             Offered            Offering
     -----------       -------------     --------------     ---------------

Robert A. DiMinico        52,762            52,762               -0-

and to reflect the reduced holdings of the transferring Selling Stockholder as follows:

M&A Management L.L.C.     52,763            52,763               -0-
